Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175 ext. 5692

charles_lynch@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Announces Agreement to Sell MEDNAX Radiology Solutions to Radiology Partners

Transaction Enables Singular Focus on Pediatrix and Obstetrix Medical Groups

FORT LAUDERDALE, Fla. – September 10, 2020 — MEDNAX, Inc. (NYSE: MD), the nation’s leading provider of maternal-fetal, newborn and pediatric subspecialty care, today announced a definitive agreement pursuant to which Radiology Partners will acquire MEDNAX Radiology Solutions for $885 million to create a leading provider of comprehensive radiology and teleradiology services in the United States. MEDNAX previously announced its intent to sell MEDNAX Radiology Solutions, and this agreement follows substantive discussions and due diligence with several parties before identifying Radiology Partners as the strongest partner for MEDNAX’s radiology organization.

“This transaction will enable MEDNAX to return to our core Pediatrix and Obstetrix medical groups,” said Mark S. Ordan, Chief Executive Officer of MEDNAX. “We believe our dedication of resources and focus on the clinical services our company provides to women and children is best for all stakeholders. We believe this transaction will also enable increased efficiency and a path for solid growth. Finally, we are pleased that the anticipated proceeds of this transaction, in addition to cash inflows we have already received this quarter and additional operating cash flow expected through the remainder of 2020, should significantly strengthen our balance sheet and provide a strong financial foundation for future growth.”

Founded in 2012, Radiology Partners is the leading physician-owned, on-site radiology practice, partnering with approximately 1,600 radiologists providing services to nearly 1,300 hospitals, clinics and imaging centers across 26 states. MEDNAX Radiology Solutions, founded in 2015, is an integrated provider of seamless on-the-ground and in-the-cloud radiology services, delivering scale and value to hospitals, clinics, imaging centers and referring physicians through the combination of highly innovative physician groups and vRad, the nation’s leading teleradiology organization. Upon the closing of this transaction, the combined organization, operated under the Radiology Partners name, will include over 2,400 radiology physicians who provide services across all 50 states and the District of Columbia.

“We are excited to welcome so many outstanding radiologists and physician leaders to our practice,” said Rich Whitney, Chief Executive Officer of Radiology Partners. “We believe the benefits of increased scale, paired with local practice autonomy and physician leadership, will allow us to continue to advance patient care, improve clinical value and ultimately transform radiology. The addition of these leading practices, as well as the nation’s premier tech-enabled teleradiology platform, presents an amazing opportunity to accelerate our progress on this important mission.”

“Radiology Partners has distinguished itself within the radiology community as a mission-driven practice committed to clinical innovation, outstanding service delivery, physician leadership development and local practice decision-making, all of which aligns with the values of our radiologists,” said Ricardo C. Cury, M.D., FACR, Chief Medical Officer of MEDNAX Radiology Solutions. “Combining our expertise, experience and infrastructure will enable us to create new pathways for innovation that we can bring to our patients and our clients. I could not be more excited about the new home for our physicians and staff.”

Under the terms of the agreement, Radiology Partners will pay total cash consideration at closing of $885 million, subject to customary adjustments. MEDNAX does not anticipate that there will be any material tax impact to these proceeds. As of September 1, 2020, MEDNAX had total debt of $1.75 billion, consisting solely of its senior notes, and cash on hand of approximately $260 million, resulting in net debt of approximately $1.49 billion, compared to net debt of $1.62 billion at June 30, 2020.

The transaction is expected to close during the fourth quarter of 2020, subject to customary closing conditions, including regulatory review. Further details of the transaction can be found in a Current Report on Form 8-K to be filed by MEDNAX today with the Securities and Exchange Commission. Pending the closing of the transaction, MEDNAX will report the operating results of MEDNAX Radiology Solutions as discontinued operations.

Advisors

Barclays is serving as financial advisor and DLA Piper LLP (US) is serving as legal counsel to MEDNAX. Goldman Sachs & Co. LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Radiology Partners.

ABOUT MEDNAX

MEDNAX, Inc. is a national health solutions partner comprised of the nation’s leading providers of physician services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives, consulting services, clinical research and telemedicine to enhance patient outcomes and provide high-quality, cost-effective care. The Company was founded in 1979, and today, through its affiliated professional corporations, MEDNAX provides services through a network of more than 3,000 physicians in all 50 states and Puerto Rico. Additional information is available at www.mednax.com.

ABOUT RADIOLOGY PARTNERS

Radiology Partners is the largest physician-led and physician-owned radiology practice in the U.S., serving nearly 1,300 hospitals and other healthcare facilities across the nation. As a physician-led practice, its mission is to transform radiology by innovating across clinical value, service and economics, while elevating the role of radiology and radiologists in healthcare. Using a proven healthcare services model, Radiology Partners provides consistent, high quality care to patients, while delivering enhanced value to the hospitals, clinics, imaging centers and referring physicians we serve. Learn more at www.radpartners.com.

Forward Looking Statements

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to comply with the terms of its debt financing arrangements; the impact of the divestiture of the Company’s anesthesiology medical group; whether the Company will be able to complete the divestiture of its radiology medical group and the potential uses of proceeds thereof; the impact of management transitions; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.